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                                                                    EXHIBIT 10.6
                              CONSULTING AGREEMENT

         THIS AGREEMENT is entered into as of January 5, 2006 (the "EXECUTION DATE") between Brandywine Realty Trust, a Maryland real estate investment trust (the "COMPANY"), and TF August Associates, Inc., a Texas corporation (the "CONSULTANT").

                                   WITNESSETH:

         THAT WHEREAS, the Company desires to engage the Consultant as a consultant to provide to the Company the services described in Schedule A attached hereto; and

         WHEREAS, the Consultant is willing to be retained to assist in such matters.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises of the parties, the Company and the Consultant agree as follows:

                                  SECTION ONE

                            ENGAGEMENT OF CONSULTANT

         The Company hereby engages the Consultant to provide the consulting, investment committee and integration services hereinafter described in Schedule A, and the Consultant agrees to perform such consulting services for the fees and reimbursement of expenses specified in Section Four, on the terms hereinafter stated.

                                   SECTION TWO

                                TERM OF AGREEMENT

         Notwithstanding anything herein to the contrary, including, without limitation, the execution and delivery of this Agreement as of the Execution Date, this Agreement shall not become effective for any purpose unless and until the REIT Merger has been consummated. Upon the consummation of the REIT Merger, this Agreement shall become fully effective as if executed and delivered on the date of such consummation (the "EFFECTIVE Date"). The term "REIT MERGER" has the meaning given to it in the Agreement and Plan of Merger dated as of October 3, 2005 (the "MERGER AGREEMENT") by and among the Company, Brandywine Operating Partnership, L.P., a Delaware limited partnership, Brandywine Cognac I LLC, a Maryland limited liability company, Brandywine Cognac II LLC, a Delaware limited liability company, Prentiss Properties Trust, a Maryland real estate investment trust ("PRENTISS"), and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership. This Agreement shall continue in effect until the third anniversary (the "TERMINATION DATE") of the Effective Date (such time, the "TERM").

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                                 SECTION THREE

                            SERVICES TO BE PERFORMED

         A. SCOPE OF SERVICES. During the term of this Agreement, the Consultant shall provide the consulting, investment committee and integration services described in Schedule A.

         B. LOCATION AND TIME OF SERVICES. The Consultant shall make his services reasonably available at the offices provided in this Agreement in Dallas, Texas. The exact times during which the Consultant is to be available for service hereunder shall be determined by mutual agreement of the parties. The Consultant shall receive direction as to the consulting services to be rendered by him from Gerard H. Sweeney or his successor.

         C. INDEPENDENT CONTRACTOR. In the performance of such services, the Consultant shall act solely as an independent contractor, and nothing herein contained shall at any time be so construed as to create the relationship of employer and employee, partnership, principal and agent, or joint venture as between the Company and Consultant. Consultant shall not have any authority to bind the Company in any relationship with third parties unless specifically authorized in writing by an officer of the Company.

                                  SECTION FOUR

                                  COMPENSATION

         A. FEES. The Company shall pay Consultant $1,000 per year. Such amount shall be payable on each anniversary of the Effective Date (in arrears) or more frequently at the option of the Company. In addition, the Company shall pay Consultant $500 per hour ("HOURLY FEE") for the Consultant's time in performing the services hereunder. The Consultant shall submit a written statement showing the amount billed in order for the Consultant to receive payment of Hourly Fees under this Section Four B.

         B. EXPENSES. The Company shall reimburse Consultant for travel and business expenses incurred by Consultant in performing service under this Agreement on the same basis as the Company reimburses its own employees for travel and business expenses. However, other than with respect to reasonable de minimis business expenses, no reimbursable travel or business expense shall be incurred by the Consultant unless authorized in advance by the Company. The Consultant shall submit a written statement on the Company's standard expense statement form, with supporting receipts, in order for the Consultant to receive reimbursement for his expenses under this Section Four B.

         C. OFFICES. The Company shall provide the Consultant with a similar office to his office with Prentiss during the Term. Such similar office will be an office of the Consultant's choosing located in a grade A office building in Dallas, Texas or the surrounding area that is exterior office space and is not more than 2,500 square feet. Such offices will accommodate all of the office equipment that the Consultant determines to be necessary for such offices and contain at least the same level of amenities as the Consultant's current office, including but not limited to a conference room of a similar size to his current conference room, secretarial furniture and other furniture. Such offices will also have staff offices that are contiguous with the Consultant's offices. The Consultant shall have such rights as are traditionally afforded to other tenants in the building in which such office shall be provided, including tenant improvements of at least $40.00 per square foot. The Consultant shall be entitled to at least three parking places free of charge adjacent to his office.

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         D. STAFF. The Consultant shall be entitled to the exclusive use of the services of a secretary to be named by the Consultant in his sole discretion from time to time during the Term. During the Term, the secretary shall, at sole option of the Consultant, be employed by the Company and shall be compensated and provided benefits by the Company at least at the rates and terms provided to Company Executive Assistants to the Company's executive officers, including participation in the 401(k) plan and cafeteria plan, as of the date of this Agreement as set forth on Schedule B with raises and annual bonuses consistent with Company Executive Assistants to the Company's executive officers. Any replacements of the secretary during the Term may, in Consultant's sole discretion, be compensated by the Company up to the same rate as their predecessors during the remainder of the Term and be provided bonuses and raises up to the amounts provided to past secretaries of the Consultant.

                                  SECTION FIVE

                    CONSULTANT'S SEVERANCE AND OTHER BENEFITS

         As an independent contactor, the Consultant shall not be eligible for or accrue any benefits in any of the benefit plans of the Company or any of its subsidiaries; provided, however, that nothing contained in this Agreement, nor any payments made to the Consultant hereunder shall be construed to reduce any severance or other benefits to which the Consultant may be entitled as a result of the Consultant's former employment by the Company (including Prentiss and any other predecessor entities) or any of its subsidiaries pursuant to the Amended and Restated Employment Agreement between the Consultant and Prentiss dated as of May 10, 2000, as amended by the First Amendment to the Amended and Restated Employment Agreement, the Second Amendment to the Amended and Restated Employment Agreement and as further amended (the "PRENTISS AGREEMENT").

                                  SECTION SIX

                                   INSURANCE

         Inasmuch as the Consultant is an independent contractor and not an employee of the Company, the Consultant shall maintain his own health insurance and life insurance, as he may deem appropriate, provided, however, that nothing in this Agreement shall modify any right the Consultant may have to receive health insurance from the Company as a result of his prior employment relationship with the Company (including Prentiss and any other predecessor entities) and its subsidiaries pursuant to the Prentiss Agreement. The Company shall indemnify the Consultant and hold him harmless to the full extent permitted by law against loss and expense (including attorney's fees) from any action, suit, proceeding or claim made or threatened (whether civil, criminal, administrative or investigative) against Consultant directly or indirectly arising out of the performance of the Consultant's duties under this Agreement, except to the extent arising out of Consultant's gross negligence or willful misconduct.

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                                 SECTION SEVEN

                      NON-COMPETITION AND NON-SOLICITATION

         A. OTHER CONSULTING SERVICES. Except as provided in Section Seven B below, during the term of this Agreement, the Consultant may perform employment or consulting services for entities other than the Company, provided that the Consultant makes himself available to the Company on a reasonable basis, and any employment or consulting services provided to an entity other than the Company are performed at times when Consultant is not performing work for the Company.

         B. NON-COMPETITION. Notwithstanding Section Seven A above, the Consultant shall not, for a period of twelve months following the Effective Date, (i) without the prior written approval of the Board of Trustees or the Chief Executive Officer of the Company, which will not be unreasonably withheld, commence construction or development on or acquire or manage an office building, or participate in the ownership, management, operation or control of any entity engaged in the business of constructing, developing, acquiring, managing or owning office buildings, in any Major Metropolitan Area in which the Company operates at the time of this Agreement or (ii) hire any person who is employed by the Company or any of its subsidiaries (other than as provided in the Prentiss Agreement or persons in a clerical position) in any of the Major Metropolitan Areas who is not scheduled, as of the date of this Agreement, to be terminated or solicit, entice or persuade any person or entity doing business with or employed by the Company to terminate their relationship with the Company. In addition, during the second twelve month period following the Effective Date, the Consultant shall not, without the prior written approval of the Board of Trustees or Chief Executive Officer of the Company, engage in any construction, development or acquisition activities that are restricted in this Section Seven B during the initial twelve month period following the Effective Date if the budgeted cost of the construction activities, computed in aggregate for any activities that are part of a related project, equal or exceed $100 million. For the purposes of this Agreement, "MAJOR METROPOLITAN AREAS" shall include the following metropolitan areas: Washington, DC, Dallas/Fort Worth, Austin, Denver, Oakland, Silicon Valley, San Diego, Los Angeles, Philadelphia and Richmond, Virginia and the State of New Jersey. For the purposes of clarity, Chicago, Illinois shall not be a Major Metropolitan Area. Notwithstanding the foregoing, the Consultant shall not be prohibited from owning a non-controlling interest in any publicly traded company or from owning any passive equity interests in any investment vehicle that is not controlled by the Consultant nor managed by any entity controlled by the Consultant.

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                                 SECTION EIGHT

                            PROTECTION OF INFORMATION

         All information and material acquired or developed by the Consultant while performing services pursuant to this Agreement shall become the exclusive property of the Company. Such information and material shall remain confidential and shall not be disclosed to anyone nor used for another's benefit, without the Company's prior written consent; provided, however, such the Consultant shall not be deemed to be prohibited from disclosing any information to the extent such information (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or any of his representatives in violation of this Agreement, (ii) was in the Consultant's possession prior to his receipt of the confidential information pursuant to this Agreement, provided that the source of such information was not known by the Consultant to be subject to an obligation not to disclose such information and/or (iii) becomes available to the Consultant or his representatives on a non-confidential basis from a source other than the Company or any representative of the Company, provided that such source was not known by the Consultant to be subject to an obligation not to disclose such information. Upon termination of this Agreement for any reason, the Consultant agrees to deliver to the Company all copies of any and all reports, tabulations, formulations, maps, diagrams, plans, processes, or any other data or documents of any kind, nature or description prepared hereunder immediately, whether completed or not, and without regard to whether any or all the foregoing matters would be deemed confidential, material or important.

                                  SECTION NINE

                                ENTIRE AGREEMENT

         This written Agreement contains the sole and entire agreement between the parties with respect to consulting services. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any other representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them or to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other. Any provision of this Agreement prohibited by law or otherwise ruled ineffective shall only be ineffective to the extent of such prohibition or ruling, with invalidating the remaining portions hereof.

                                  SECTION TEN

                                     WAIVER

         No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained is valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, and duly executed. The provisions of this paragraph may not be waived except as herein set forth.

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                                 SECTION ELEVEN

                                     NOTICES

         All notices and written statements required pursuant to this Agreement shall be deemed to have been given upon the mailing (hereof postage prepaid, to the party entitled, at the address listed below or at such other address as may, from time to time, be designated in writing to the other party.

         CONSULTANT:  TF August Associates, Inc.
                      c/o Thomas F. August
                      6214 Park Lane
                      Dallas, Texas 75225

         COMPANY:     Brandywine Realty Trust
                      401 Plymouth Road
                      Plymouth Meeting, PA 19462
                      Attn: Brad A. Molotsky, Senior Vice President and General
                        Counsel

                                 SECTION TWELVE

                                  GOVERNING LAW

         This Agreement shall be governed as to its formation, interpretation and performance by the laws of the State of Texas without regard to provisions regarding choice of law of other states.

                                SECTION THIRTEEN

                                SECTION HEADINGS

         The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                            [Signature Page Follows]




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         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date stated at the beginning of this Agreement.

                                   CONSULTANT

                                   TF AUGUST ASSOCIATES, INC.



                                   By:   /s/ Thomas F. August
                                         ---------------------------------------
                                   Name: Thomas F. August
                                   Title: President



                                   BRANDYWINE REALTY TRUST



                                   By: /s/ Gerard H. Sweeney
                                      ------------------------------------------
                                   Name:  Gerard H. Sweeney
                                   Title: President and Chief Executive Officer



         The undersigned hereby agrees to be personally bound by Consultant's obligations under Section 7 B of this Agreement.



                                   /s/ Thomas F. August
                                   ---------------------------------------------
                                   Thomas F. August


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                                   SCHEDULE A

                       DESCRIPTION OF CONSULTING SERVICES

         The Consultant shall perform such services as may be reasonably requested by the Company consistent with the Consultant's experience with Prentiss Properties Trust and his expertise in the office property investment industry, including but not limited to (i) providing for the orderly transition and integration with respect to the merger of Prentiss Properties Trust into a wholly-owned indirect subsidiary of Brandywine Realty Trust; (ii) participation on the Company's investment committee, (iii) assisting with strategic acquisitions; (iv) advising with respect to property acquisitions, new developments and dispositions; and (v) assisting with the planning of company business strategy.







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                                   SCHEDULE B

                         ASSISTANTS TO THOMAS F. AUGUST

Welfare Benefits according to the current Company Plan or its successor Plan for:

Medical Insurance
Dental Insurance
Vision Plan
Group Term Life Insurance
Accidental Death & Dismemberment Insurance
Travel Accident Insurance
Long and Short Term Disability Insurance
Section 125 Flexible Spending Accounts

Retirement Benefits according to the current Company Defined Contribution Plan or its successor Plan

Other Company Benefits that are made available to similarly situated Employees